For Release: November 7, 2023
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the third quarter 2023
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for third quarter 2023 earnings, dated November 7, 2023, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the "Q3 2023 10-Q Quarterly Report").
Forward-looking and cautionary statements
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “ensure,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “scheduled,” “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2022 (the "2022 Annual Report"), and include such risks and uncertainties as:
•risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and future servicing contracts with the U.S. Department of Education (the "Department") and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program (the "FFEL Program" or FFELP), private education, and consumer loans;
•loan portfolio risks such as credit risk, interest rate basis and repricing risk, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, consumer, and other loans, or investment interests therein, and initiatives to purchase additional FFELP, private education, consumer, and other loans, and risks from changes in levels of loan prepayment or default rates;
•financing and liquidity risks, including risks of changes in the interest rate environment;
•risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets;
•risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors;
•uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations;
•risks and uncertainties of the expected benefits from the November 2020 launch of Nelnet Bank operations, including the ability to successfully conduct banking operations and achieve expected market penetration;
•risks related to the expected benefits to the Company from its continuing investment in ALLO Holdings, LLC (referred to collectively with its subsidiary ALLO Communications LLC as "ALLO"), and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities;
•risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom), acquisitions, and other activities, including activities that are intended to diversify the Company both within and outside of its historical core education-related businesses;
•risks and uncertainties associated with climate change; and
•risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses.
All forward-looking statements contained in this supplement are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by law.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended			Nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Interest income:
Loan interest	$236,423	243,045	176,244	704,712	422,327
Investment interest	48,128	40,982	26,889	129,835	57,589
Total interest income	284,551	284,027	203,133	834,547	479,916
Interest expense on bonds and notes payable and bank deposits	207,159	233,148	126,625	639,756	248,347
Net interest income	77,392	50,879	76,508	194,791	231,569
Less provision for loan losses	10,659	9,592	9,665	54,526	18,640
Net interest income after provision for loan losses	66,733	41,287	66,843	140,265	212,929
Other income (expense):
Loan servicing and systems revenue	127,892	122,020	134,197	389,138	395,438
Education technology, services, and payment processing revenue	113,796	109,858	106,894	357,258	310,211
Solar construction revenue	6,301	4,735	9,358	19,687	9,358
Other, net	(211)	(7,011)	2,225	(21,293)	24,750
Gain on sale of loans, net	5,362	15,511	2,627	32,685	5,616
Impairment and other expense, net	(4,974)	—	121	(4,974)	(6,163)
Derivative settlements, net	817	65	10,271	24,219	12,085
Derivative market value adjustments, net	3,140	2,005	52,991	(32,266)	239,125
Total other income (expense), net	252,123	247,183	318,684	764,454	990,420
Cost of services:
Cost to provide education technology, services, and payment processing services	43,694	40,407	42,676	131,804	109,073
Cost to provide solar construction services	7,783	9,122	5,968	25,204	5,968
Total cost of services	51,477	49,529	48,644	157,008	115,041
Operating expenses:
Salaries and benefits	141,204	144,706	147,198	438,620	438,010
Depreciation and amortization	21,835	18,652	18,772	57,114	53,978
Other expenses	51,370	45,997	43,858	138,154	120,297
Total operating expenses	214,409	209,355	209,828	633,888	612,285
Income before income taxes	52,970	29,586	127,055	113,823	476,023
Income tax expense	(10,734)	(10,491)	(26,586)	(29,475)	(107,765)
Net income	42,236	19,095	100,469	84,348	368,258
Net loss attributable to noncontrolling interests	3,096	9,172	4,329	15,738	8,315
Net income attributable to Nelnet, Inc.	$45,332	28,267	104,798	100,086	376,573
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$1.21	0.75	2.80	2.67	9.99
Weighted average common shares outstanding - basic and diluted	37,498,073	37,468,397	37,380,493	37,437,587	37,708,425

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	September 30, 2023	December 31, 2022	September 30, 2022
Assets:
Loans and accrued interest receivable, net	$13,867,557	15,243,889	15,876,251
Cash, cash equivalents, and investments	2,133,378	2,230,063	2,126,712
Restricted cash	604,855	1,239,470	980,131
Goodwill and intangible assets, net	228,812	240,403	242,401
Other assets	388,080	420,219	338,038
Total assets	$17,222,682	19,374,044	19,563,533
Liabilities:
Bonds and notes payable	$12,448,109	14,637,195	15,042,595
Bank deposits	718,053	691,322	580,825
Other liabilities	797,365	845,625	773,754
Total liabilities	13,963,527	16,174,142	16,397,174
Equity:
Total Nelnet, Inc. shareholders' equity	3,294,981	3,198,959	3,180,614
Noncontrolling interests	(35,826)	943	(14,255)
Total equity	3,259,155	3,199,902	3,166,359
Total liabilities and equity	$17,222,682	19,374,044	19,563,533

Overview
The Company is a diverse, innovative company with a purpose to serve others and a vision to make dreams possible. The largest operating businesses engage in loan servicing and education technology, services, and payment processing, and the Company also has a significant investment in communications. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes investments to further diversify both within and outside of its historical core education-related businesses including, but not limited to, investments in early-stage and emerging growth companies, real estate, and renewable energy (solar). The Company is also actively expanding its private education, consumer, and other loan portfolios, and in November 2020 launched Nelnet Bank.
GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments
The Company prepares its financial statements and presents its financial results in accordance with GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income to Non-GAAP net income, excluding derivative market value adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, is provided below.

	Three months ended			Nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
GAAP net income attributable to Nelnet, Inc.	$45,332	28,267	104,798	100,086	376,573
Realized and unrealized derivative market value adjustments	(3,140)	(2,005)	(52,991)	32,266	(239,125)
Tax effect (a)	754	481	12,718	(7,744)	57,390
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$42,946	26,743	64,525	124,608	194,838

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$1.21	0.75	2.80	2.67	9.99
Realized and unrealized derivative market value adjustments	(0.08)	(0.05)	(1.42)	0.86	(6.34)
Tax effect (a)	0.02	0.01	0.35	(0.20)	1.52
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$1.15	0.71	1.73	3.33	5.17

(a) The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.
(b) "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the Company’s derivative instruments do not qualify for hedge accounting in the consolidated financial statements. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.

Operating Segments
The Company's reportable operating segments are described in note 1 of the notes to consolidated financial statements included in the 2022 Annual Report. They include:
•Loan Servicing and Systems (LSS) - referred to as Nelnet Diversified Services (NDS)
•Education Technology, Services, and Payment Processing (ETS&PP) - referred to as Nelnet Business Services (NBS)
•Asset Generation and Management (AGM)
•Nelnet Bank
The Company earns fee-based revenue through its NDS and NBS reportable operating segments. The Company earns net interest income on its loan portfolio, consisting primarily of FFELP loans, in its AGM reportable operating segment. This segment is expected to generate significant amounts of cash as the FFELP portfolio amortizes. The Company actively works to maximize the amount and timing of cash flows generated from its FFELP portfolio and seeks to acquire additional loan assets to leverage its servicing scale and expertise to generate incremental earnings and cash flow. Nelnet Bank operates as an internet industrial bank franchise focused on the private education and unsecured consumer loan markets, with a home office in Salt Lake City, Utah.
Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities ("Corporate"). Corporate also includes income earned on the majority of the Company’s investments, interest expense incurred on unsecured and other corporate related debt transactions, and certain shared service activities related to internal audit, human resources, accounting, legal, enterprise risk management, information technology, occupancy, and marketing. These shared services are allocated to each operating segment based on estimated use of such activities and services. In addition, Corporate includes corporate costs and overhead functions not allocated to operating segments, including executive management, investments in innovation, and other holding company organizational costs.
The information below presents the operating results (net income (loss) before taxes) for each reportable operating segment and Corporate and Other Activities for the three and nine months ended September 30, 2023 and 2022.

	Three months ended September 30,		Nine months ended September 30,		Certain Items Impacting Comparability (All dollar amounts below are pre-tax)
	2023	2022	2023	2022
NDS	$24,469	21,914	66,713	47,494
•An increase in before tax operating margin in 2023 compared with 2022 due to a decrease in operating expenses, primarily salaries and benefits. In 2022, the Company was fully staffed in preparation for the resumption of federal student loan payments once the CARES Act suspension was to expire. The expiration of the CARES Act was extended multiple times throughout 2022. The Company reduced staff in the first and second quarters of 2023 to manage expenses due to the delays in the government's student debt relief and return to repayment programs and lower pricing and reduced servicing volume for the Company's Department servicing contracts. Margin was also positively impacted in 2023 due to $4.8 million of deconversion revenue recognized in the third quarter of 2023 related to a remote hosted servicing customer leaving the Company's platform.

NBS	22,123	18,655	77,803	66,454
•The recognition of $8.9 million and $20.2 million of interest income for the three and nine months ended September 30, 2023, respectively, compared with $3.7 million and $4.9 million for the same periods in 2022, due to higher interest rates.
•A decrease in before tax operating margin, excluding net interest income, in 2023 compared with 2022 due to additional investments in the development of new services and technologies and superior customer experiences to align with the Company's strategies to grow, retain, and diversify revenue.

AGM	40,562	111,872	58,041	424,647
•A net gain of $1.2 million and net loss of $35.3 million related to changes in the fair values of derivative instruments that do not qualify for hedge accounting for the three and nine months ended September 30, 2023, respectively, compared with a net gain of $53.0 million and $239.1 million for the same periods in 2022.
•The recognition of a $25.9 million non-cash expense in the second quarter of 2023 as the result of redeeming certain asset-backed debt securities prior to their maturity and writing off the remaining unamortized debt discount at the time of redemption.
•A decrease of $24.0 million and $38.7 million in net interest income due to a decrease in core loan spread for the three and nine months ended September 30, 2023, respectively, compared with the same periods in 2022.
•A decrease of $4.9 million and $24.2 million in net interest income due to the decrease in the average balance of loans for the three and nine months ended September 30, 2023, respectively, compared with the same periods in 2022.
•The recognition of $18.1 million and $47.7 million of investment interest for the three and nine months ended September 30, 2023, respectively, compared with $10.3 million and $28.1 million for the same periods in 2022 due to an increase of interest earned on restricted cash due to higher interest rates.
•The recognition of $5.4 million and $32.7 million in gains from the sale of loans for the three and nine months ended September 30, 2023, respectively, compared with $2.6 million and $5.6 million for the same periods in 2022.
•The recognition of $8.7 million and $48.7 million in provision for loan losses for the three and nine months ended September 30, 2023, respectively, compared with $9.2 million and $17.2 million for the same periods in 2022.

Nelnet Bank	2,299	1,055	3,951	2,489
Corporate	(36,483)	(26,442)	(92,686)	(65,061)
•An increase of $4.2 million and $25.1 million in net interest income from the Company's cash and investment (bond) portfolio due to an increase in interest rates for the three and nine months ended September 30, 2023, respectively, compared with the same periods in 2022.
•The recognition of net investment income of $0.3 million and losses of $4.5 million for the three and nine months ended September 30, 2023, respectively, compared with net investment income of $10.5 million and $37.2 million for the same periods in 2022.
•The recognition of $4.9 million and $16.2 million of losses from the Company's acquisition of GRNE Solar on July 1, 2022 for the three and nine months ended September 30, 2023, respectively, compared with losses of $0.7 million for both the comparable periods in 2022.
•The recognition of an impairment charge of $4.7 million in the third quarter of 2023 related to real estate leases as the Company continues to downsize its facility footprint as a result of associates working from home compared with $6.2 million in the second quarter of 2022 related primarily to a venture capital investment.

Income before income taxes	52,970	127,055	113,823	476,023
Income tax expense	(10,734)	(26,586)	(29,475)	(107,765)
Net loss attributable to noncontrolling interests	3,096	4,329	15,738	8,315
Net income	$45,332	104,798	100,086	376,573

Segment Reporting
The following tables present the results of each of the Company's reportable operating segments reconciled to the consolidated financial statements.

	Three months ended September 30, 2023
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$1,098	8,934	248,878	15,171	16,253	(5,783)	284,551
Interest expense	—	—	197,393	9,456	6,093	(5,783)	207,159
Net interest income	1,098	8,934	51,485	5,715	10,160	—	77,392
Less provision for loan losses	—	—	8,732	1,927	—	—	10,659
Net interest income after provision for loan losses	1,098	8,934	42,753	3,788	10,160	—	66,733
Other income (expense):
Loan servicing and systems revenue	127,892	—	—	—	—	—	127,892
Intersegment revenue	6,944	77	—	—	—	(7,021)	—
Education technology, services, and payment processing revenue	—	113,796	—	—	—	—	113,796
Solar construction revenue	—	—	—	—	6,301	—	6,301
Other, net	687	—	2,776	565	(4,238)	—	(211)
Gain on sale of loans, net	—	—	5,362	—	—	—	5,362
Impairment and other expense, net	(296)	—	—	—	(4,678)	—	(4,974)
Derivative settlements, net	—	—	621	196	—	—	817
Derivative market value adjustments, net	—	—	1,192	1,948	—	—	3,140
Total other income (expense), net	135,227	113,873	9,951	2,709	(2,615)	(7,021)	252,123
Cost of services:
Cost to provide education technology, services, and payment processing services	—	43,694	—	—	—	—	43,694
Cost to provide solar construction services	—	—	—	—	7,783	—	7,783
Total cost of services	—	43,694	—	—	7,783	—	51,477
Operating expenses:
Salaries and benefits	73,310	39,776	1,242	2,520	25,019	(663)	141,204
Depreciation and amortization	5,023	3,030	—	259	13,522	—	21,835
Other expenses	15,629	8,309	2,952	1,290	23,192	—	51,370
Intersegment expenses, net	17,894	5,875	7,948	129	(25,488)	(6,358)	—
Total operating expenses	111,856	56,990	12,142	4,198	36,245	(7,021)	214,409
Income (loss) before income taxes	24,469	22,123	40,562	2,299	(36,483)	—	52,970
Income tax (expense) benefit	(5,872)	(5,307)	(9,735)	(552)	10,732	—	(10,734)
Net income (loss)	18,597	16,816	30,827	1,747	(25,751)	—	42,236
Net (income) loss attributable to noncontrolling interests	—	(6)	—	—	3,102	—	3,096
Net income (loss) attributable to Nelnet, Inc.	$18,597	16,810	30,827	1,747	(22,649)	—	45,332

	Three months ended June 30, 2023
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$1,058	5,268	253,763	13,661	25,855	(15,578)	284,027
Interest expense	—	—	232,313	8,171	8,242	(15,578)	233,148
Net interest income	1,058	5,268	21,450	5,490	17,613	—	50,879
Less provision for loan losses	—	—	8,099	1,493	—	—	9,592
Net interest income after provision for loan losses	1,058	5,268	13,351	3,997	17,613	—	41,287
Other income (expense):
Loan servicing and systems revenue	122,020	—	—	—	—	—	122,020
Intersegment revenue	7,246	65	—	—	—	(7,311)	—
Education technology, services, and payment processing revenue	—	109,858	—	—	—	—	109,858
Solar construction revenue	—	—	—	—	4,735	—	4,735
Other, net	605	—	1,319	620	(9,553)	—	(7,011)
Gain on sale of loans, net	—	—	15,511	—	—	—	15,511
Impairment and other expense, net	—	—	—	—	—	—	—
Derivative settlements, net	—	—	(18)	83	—	—	65
Derivative market value adjustments, net	—	—	897	1,108	—	—	2,005
Total other income (expense), net	129,871	109,923	17,709	1,811	(4,818)	(7,311)	247,183
Cost of services:
Cost to provide education technology, services, and payment processing services	—	40,407	—	—	—	—	40,407
Cost to provide solar construction services	—	—	—	—	9,122	—	9,122
Total cost of services	—	40,407	—	—	9,122	—	49,529
Operating expenses:
Salaries and benefits	76,141	38,351	1,096	2,297	26,965	(145)	144,706
Depreciation and amortization	4,863	2,815	—	51	10,923	—	18,652
Other expenses	13,818	9,692	4,115	1,624	16,747	—	45,997
Intersegment expenses, net	19,079	5,884	8,145	92	(26,034)	(7,166)	—
Total operating expenses	113,901	56,742	13,356	4,064	28,601	(7,311)	209,355
Income (loss) before income taxes	17,028	18,042	17,704	1,744	(24,928)	—	29,586
Income tax (expense) benefit	(4,086)	(4,327)	(4,249)	(396)	2,567	—	(10,491)
Net income (loss)	12,942	13,715	13,455	1,348	(22,361)	—	19,095
Net (income) loss attributable to noncontrolling interests	—	(19)	—	—	9,191	—	9,172
Net income (loss) attributable to Nelnet, Inc.	$12,942	13,696	13,455	1,348	(13,170)	—	28,267

	Three months ended September 30, 2022
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$831	3,707	182,932	7,551	10,860	(2,748)	203,133
Interest expense	—	—	120,009	3,298	6,067	(2,748)	126,625
Net interest income	831	3,707	62,923	4,253	4,793	—	76,508
Less provision for loan losses	—	—	9,215	450	—	—	9,665
Net interest income after provision for loan losses	831	3,707	53,708	3,803	4,793	—	66,843
Other income (expense):
Loan servicing and systems revenue	134,197	—	—	—	—	—	134,197
Intersegment revenue	8,281	8	—	—	—	(8,289)	—
Education technology, services, and payment processing revenue	—	106,894	—	—	—	—	106,894
Solar construction revenue	—	—	—	—	9,358	—	9,358
Other, net	596	—	4,627	566	(3,564)	—	2,225
Gain on sale of loans, net	—	—	2,627	—	—	—	2,627
Impairment and other expense, net	—	—	—	—	121	—	121
Derivative settlements, net	—	—	10,271	—	—	—	10,271
Derivative market value adjustments, net	—	—	52,991	—	—	—	52,991
Total other income (expense), net	143,074	106,902	70,516	566	5,915	(8,289)	318,684
Cost of services:
Cost to provide education technology, services, and payment processing services	—	42,676	—	—	—	—	42,676
Cost to provide solar construction services	—	—	—	—	5,968	—	5,968
Total cost of services	—	42,676	—	—	5,968	—	48,644
Operating expenses:
Salaries and benefits	82,067	34,950	653	1,814	27,713	—	147,198
Depreciation and amortization	5,784	2,532	—	4	10,452	—	18,772
Other expenses	16,654	7,034	3,349	1,427	15,395	—	43,858
Intersegment expenses, net	17,486	4,762	8,350	69	(22,378)	(8,289)	—
Total operating expenses	121,991	49,278	12,352	3,314	31,182	(8,289)	209,828
Income (loss) before income taxes	21,914	18,655	111,872	1,055	(26,442)	—	127,055
Income tax (expense) benefit	(5,259)	(4,475)	(26,849)	(246)	10,244	—	(26,586)
Net income (loss)	16,655	14,180	85,023	809	(16,198)	—	100,469
Net (income) loss attributable to noncontrolling interests	—	(61)	—	—	4,390	—	4,329
Net income (loss) attributable to Nelnet, Inc.	$16,655	14,119	85,023	809	(11,808)	—	104,798

	Nine months ended September 30, 2023
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$3,193	20,237	737,359	41,092	63,307	(30,643)	834,547
Interest expense	—	—	618,905	24,841	26,653	(30,643)	639,756
Net interest income	3,193	20,237	118,454	16,251	36,654	—	194,791
Less provision for loan losses	—	—	48,689	5,837	—	—	54,526
Net interest income after provision for loan losses	3,193	20,237	69,765	10,414	36,654	—	140,265
Other income (expense):
Loan servicing and systems revenue	389,138	—	—	—	—	—	389,138
Intersegment revenue	21,980	198	—	—	—	(22,178)	—
Education technology, services, and payment processing revenue	—	357,258	—	—	—	—	357,258
Solar construction revenue	—	—	—	—	19,687	—	19,687
Other, net	1,900	—	6,939	1,395	(31,526)	—	(21,293)
Gain on sale of loans, net	—	—	32,685	—	—	—	32,685
Impairment and other expense, net	(296)	—	—	—	(4,678)	—	(4,974)
Derivative settlements, net	—	—	23,940	279	—	—	24,219
Derivative market value adjustments, net	—	—	(35,323)	3,057	—	—	(32,266)
Total other income (expense), net	412,722	357,456	28,241	4,731	(16,517)	(22,178)	764,454
Cost of services:
Cost to provide education technology, services, and payment processing services	—	131,804	—	—	—	—	131,804
Cost to provide solar construction services	—	—	—	—	25,204	—	25,204
Total cost of services	—	131,804	—	—	25,204	—	157,008
Operating expenses:
Salaries and benefits	234,012	116,040	3,093	6,881	79,403	(808)	438,620
Depreciation and amortization	14,400	8,424	—	315	33,976	—	57,114
Other expenses	42,760	26,063	12,083	3,696	53,550	—	138,154
Intersegment expenses, net	58,030	17,559	24,789	302	(79,310)	(21,370)	—
Total operating expenses	349,202	168,086	39,965	11,194	87,619	(22,178)	633,888
Income (loss) before income taxes	66,713	77,803	58,041	3,951	(92,686)	—	113,823
Income tax (expense) benefit	(16,011)	(18,700)	(13,930)	(913)	20,080	—	(29,475)
Net income (loss)	50,702	59,103	44,111	3,038	(72,606)	—	84,348
Net (income) loss attributable to noncontrolling interests	—	113	—	—	15,625	—	15,738
Net income (loss) attributable to Nelnet, Inc.	$50,702	59,216	44,111	3,038	(56,981)	—	100,086

	Nine months ended September 30, 2022
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$1,144	4,920	441,926	15,792	21,087	(4,953)	479,916
Interest expense	44	—	235,720	5,792	11,745	(4,953)	248,347
Net interest income	1,100	4,920	206,206	10,000	9,342	—	231,569
Less provision for loan losses	—	—	17,178	1,462	—	—	18,640
Net interest income after provision for loan losses	1,100	4,920	189,028	8,538	9,342	—	212,929
Other income (expense):
Loan servicing and systems revenue	395,438	—	—	—	—	—	395,438
Intersegment revenue	25,142	16	—	—	—	(25,158)	—
Education technology, services, and payment processing revenue	—	310,211	—	—	—	—	310,211
Solar construction revenue	—	—	—	—	9,358	—	9,358
Other, net	1,946	—	16,270	2,224	4,309	—	24,750
Gain on sale of loans, net	—	—	5,616	—	—	—	5,616
Impairment and other expense, net	—	—	—	—	(6,163)	—	(6,163)
Derivative settlements, net	—	—	12,085	—	—	—	12,085
Derivative market value adjustments, net	—	—	239,125	—	—	—	239,125
Total other income (expense), net	422,526	310,227	273,096	2,224	7,504	(25,158)	990,420
Cost of services:
Cost to provide education technology, services, and payment processing services	—	109,073	—	—	—	—	109,073
Cost to provide solar construction services	—	—	—	—	5,968	—	5,968
Total cost of services	—	109,073	—	—	5,968	—	115,041
Operating expenses:
Salaries and benefits	257,259	98,356	1,858	5,082	75,455	—	438,010
Depreciation and amortization	16,056	7,544	—	11	30,366	—	53,978
Other expenses	46,375	19,549	9,925	3,009	41,438	—	120,297
Intersegment expenses, net	56,442	14,171	25,694	171	(71,320)	(25,158)	—
Total operating expenses	376,132	139,620	37,477	8,273	75,939	(25,158)	612,285
Income (loss) before income taxes	47,494	66,454	424,647	2,489	(65,061)	—	476,023
Income tax (expense) benefit	(11,399)	(15,947)	(101,915)	(574)	22,070	—	(107,765)
Net income (loss)	36,095	50,507	322,732	1,915	(42,991)	—	368,258
Net (income) loss attributable to noncontrolling interests	—	(8)	—	—	8,323	—	8,315
Net income (loss) attributable to Nelnet, Inc.	$36,095	50,499	322,732	1,915	(34,668)	—	376,573

Loan Servicing and Systems Revenue
The following table presents disaggregated revenue by service offering for the Loan Servicing and Systems operating segment.

	Three months ended			Nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Government loan servicing	$100,154	95,736	104,428	304,769	312,368
Private education and consumer loan servicing	12,330	12,063	12,198	36,556	37,194
FFELP loan servicing	3,304	3,554	4,127	10,226	12,386
Software services	9,416	5,962	8,229	25,076	23,536
Outsourced services	2,688	4,705	5,215	12,511	9,954
Loan servicing and systems revenue	$127,892	122,020	134,197	389,138	395,438
Loan Servicing Volumes

	As of
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Servicing volume (dollars in millions):
Government	$500,554	519,308	537,291	545,373	545,546	542,398	507,653	478,402
FFELP	18,400	19,021	19,815	20,226	22,412	24,224	25,646	26,916
Private and consumer	20,394	20,805	21,484	21,866	22,461	22,838	23,433	23,702
Total	$539,348	559,134	578,590	587,465	590,419	589,460	556,732	529,020

Number of servicing borrowers:
Government	14,543,382	14,898,901	15,518,751	15,777,328	15,657,942	15,426,607	14,727,860	14,196,520
FFELP	764,660	788,686	819,791	829,939	910,188	977,785	1,034,913	1,092,066
Private and consumer	896,613	899,095	925,861	951,866	979,816	998,454	1,030,863	1,065,439
Total	16,204,655	16,586,682	17,264,403	17,559,133	17,547,946	17,402,846	16,793,636	16,354,025

Number of remote hosted borrowers:	103,396	716,908	5,048,324	6,135,760	6,025,377	5,738,381	5,487,943	4,799,368
Education Technology, Services, and Payment Processing
The following table presents disaggregated revenue by servicing offering for the Education Technology, Services, and Payment Processing operating segment.

	Three months ended			Nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Tuition payment plan services	$30,223	30,825	25,779	95,235	84,131
Payment processing	50,848	31,827	47,957	126,716	113,996
Education technology and services	31,793	46,216	32,548	132,796	110,755
Other	932	990	610	2,511	1,329
Education technology, services, and payment processing revenue	$113,796	109,858	106,894	357,258	310,211
As discussed further in the Company's 2022 Annual Report, this segment of the Company’s business is subject to seasonal fluctuations which correspond, or are related to, the traditional school year. Based on the timing of revenue recognition and when expenses are incurred, revenue and before tax operating margin are higher in the first quarter compared with the remainder of the year.

Other Income (Expense)
The following table presents the components of "other, net" in "other income (expense)" on the consolidated statements of income:

	Three months ended			Nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
ALLO preferred return	$2,299	2,274	2,164	6,822	6,420
Borrower late fee income	2,220	2,168	2,824	6,635	7,693
Administration/sponsor fee income	1,712	1,697	1,920	5,180	6,055
Investment advisory services	1,633	1,639	1,612	4,884	4,375
Loss from ALLO voting membership interest investment	(17,293)	(12,169)	(17,562)	(49,676)	(47,633)
Loss from solar investments	(3,605)	(7,929)	(4,216)	(13,481)	(7,100)
Investment activity, net	(1,016)	(3,574)	10,701	(8,169)	40,626
Other	13,839	8,883	4,782	26,512	14,314
Other, net	$(211)	(7,011)	2,225	(21,293)	24,750
Derivative Settlements
The following table summarizes the components of "derivative settlements, net" included in the consolidated statements of income.

	Three months ended			Nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
1:3 basis swaps	$386	(65)	(1,085)	1,180	242
Interest rate swaps - floor income hedges (a)	235	47	11,356	22,760	11,843
Interest rate swaps - Nelnet Bank	196	83	—	279	—
Total derivative settlements - income	$817	65	10,271	24,219	12,085
(a)    On March 15, 2023, to minimize the Company's exposure to market volatility, the Company terminated its entire derivative portfolio hedging loans earning fixed rate floor income ($2.8 billion of notional amount of derivatives). Through March 15, 2023, the Company had received cash or had a receivable from its clearinghouse related to variation margin equal to the fair value of the $2.8 billion notional amount of derivatives used to hedge loans earning fixed rate floor income as of March 15, 2023 of $183.2 million, which included $19.1 million related to current period settlements. In June 2023, the Company entered into a derivative with a notional amount of $50.0 million to hedge a portion of loans remaining that earn fixed rate floor income.

Loans and Accrued Interest Receivable and Allowance for Loan Losses
Loans and accrued interest receivable and allowance for loan losses consisted of the following:

	As of	As of	As of
	September 30, 2023	December 31, 2022	September 30, 2022
Non-Nelnet Bank:
Federally insured loans:
Stafford and other	$3,104,569	3,389,178	3,298,138
Consolidation	9,194,415	10,177,295	11,002,253
Total	12,298,984	13,566,473	14,300,391
Private education loans	293,004	252,383	262,183
Consumer and other loans	143,633	350,915	231,441
Non-Nelnet Bank loans	12,735,621	14,169,771	14,794,015
Nelnet Bank:
Federally insured loans	59,261	65,913	72,905
Private education loans	359,941	353,882	356,571
Consumer and other loans	49,611	—	—
Nelnet Bank loans	468,813	419,795	429,476

Accrued interest receivable	806,854	816,864	793,838
Loan discount, net of unamortized loan premiums and deferred origination costs	(33,638)	(30,714)	(22,021)
Allowance for loan losses:
Non-Nelnet Bank:
Federally insured loans	(72,043)	(83,593)	(87,778)
Private education loans	(16,944)	(15,411)	(15,577)
Consumer and other loans	(14,022)	(30,263)	(13,290)
Non-Nelnet Bank allowance for loan losses	(103,009)	(129,267)	(116,645)
Nelnet Bank:
Federally insured loans	(148)	(170)	(164)
Private education loans	(3,083)	(2,390)	(2,248)
Consumer and other loans	(3,853)	—	—
Nelnet Bank allowance for loan losses	(7,084)	(2,560)	(2,412)
Loans and accrued interest receivable, net	$13,867,557	15,243,889	15,876,251
The following table summarizes the allowance for loan losses as a percentage of the ending loan balance for each of the Company's loan portfolios.

	As of	As of	As of
	September 30, 2023	December 31, 2022	September 30, 2022
Non-Nelnet Bank:
Federally insured loans (a)	0.59%	0.62%	0.61%
Private education loans	5.78%	6.11%	5.94%
Consumer and other loans	9.76%	8.62%	5.74%
Nelnet Bank:
Federally insured loans (a)	0.25%	0.26%	0.22%
Private education loans	0.86%	0.68%	0.63%
Consumer and other loans	7.77%	—	—
(a)    As of September 30, 2023, December 31, 2022, and September 30, 2022, the allowance for loan losses as a percent of the risk sharing component of federally insured student loans not covered by the federal guaranty for non-Nelnet Bank was 21.9%, 22.4%, and 22.3%, respectively, and for Nelnet Bank was 10.0%, 10.3%, and 8.9%, respectively.

Loan Activity
The following table sets forth the activity of the Company's loan portfolios:

	Three months ended			Nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Non-Nelnet Bank:
Beginning balance	$13,239,125	13,482,620	15,855,137	14,169,771	17,441,790
Loan acquisitions:
Federally insured student loans	2,880	512,611	896	518,471	54,845
Private education loans	77,365	—	667	77,365	8,177
Consumer and other loans	29,413	59,972	120,465	340,091	256,998
Total loan acquisitions	109,658	572,583	122,028	935,927	320,020
Repayments, claims, capitalized interest, participations, and other, net	(322,013)	(443,068)	(385,312)	(1,175,320)	(1,310,913)
Loans lost to external parties	(229,342)	(214,734)	(768,923)	(712,772)	(1,609,728)
Loans sold	(61,807)	(158,276)	(28,915)	(481,985)	(47,154)
Ending balance	$12,735,621	13,239,125	14,794,015	12,735,621	14,794,015

Nelnet Bank:
Beginning balance	$444,488	439,007	423,553	419,795	257,901
Loan acquisitions and originations:
Private education loans	19,756	7,359	21,167	41,341	226,713
Consumer and other loans	22,966	13,168	—	55,766	—
Total loan acquisitions and originations	42,722	20,527	21,167	97,107	226,713
Repayments	(18,382)	(15,046)	(15,244)	(47,957)	(51,011)
Loans sold to AGM	(15)	—	—	(132)	(4,127)
Ending balance	$468,813	444,488	429,476	468,813	429,476
The Company has partial ownership in certain consumer, private education, and federally insured student loan securitizations that are accounted for as held-to-maturity beneficial interest investments and included in "investments and notes receivable" in the Company's consolidated financial statements. As of the latest remittance reports filed by the various trusts prior to or as of September 30, 2023, the Company’s ownership correlates to approximately $660 million, $540 million, and $350 million of consumer, private education, and federally insured student loans, respectively, included in these securitizations. The loans held in these securitizations are not included in the above table.

Loan Spread Analysis
The following table analyzes the loan spread on AGM’s portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

	Three months ended			Nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Variable loan yield, gross	7.70%	7.73%	5.05%	7.51%	3.76%
Consolidation rebate fees	(0.80)	(0.80)	(0.84)	(0.80)	(0.85)
Discount accretion, net of premium and deferred origination costs amortization	0.06	0.06	0.02	0.05	0.03
Variable loan yield, net	6.96	6.99	4.23	6.76	2.94
Loan cost of funds - interest expense (a)	(6.14)	(5.94)	(3.11)	(5.86)	(1.95)
Loan cost of funds - derivative settlements (b) (c)	0.01	(0.00)	(0.03)	0.01	0.00
Variable loan spread	0.83	1.05	1.09	0.91	0.99
Fixed rate floor income, gross	0.01	0.01	0.19	0.02	0.45
Fixed rate floor income - derivative settlements (b) (d)	0.01	0.00	0.30	0.23	0.10
Fixed rate floor income, net of settlements on derivatives	0.02	0.01	0.49	0.25	0.55
Core loan spread	0.85%	1.06%	1.58%	1.16%	1.54%

Average balance of AGM's loans	$13,157,152	13,616,889	15,466,505	13,588,427	16,371,092
Average balance of AGM's debt outstanding	12,527,771	13,011,224	15,060,823	12,964,890	15,905,170
(a)    In the second quarter of 2023, the Company redeemed certain asset-backed debt securities prior to their maturity, resulting in the recognition of $25.9 million in interest expense from the write-off of the remaining unamortized debt discount associated with these bonds at the time of redemption. This expense was excluded from the table above.
(b)    Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended			Nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Core loan spread	0.85%	1.06%	1.58%	1.16%	1.54%
Derivative settlements (1:3 basis swaps)	(0.01)	0.00	0.03	(0.01)	(0.00)
Derivative settlements (fixed rate floor income)	(0.01)	(0.00)	(0.30)	(0.23)	(0.10)
Loan spread	0.83%	1.06%	1.31%	0.92%	1.44%

(c)    Derivative settlements consist of net settlements received (paid) related to the Company’s 1:3 basis swaps.
(d)    Derivative settlements consist of net settlements received related to the Company’s floor income interest rate swaps.
The relationship between the indices in which AGM earns interest on its loans and funds such loans has a significant impact on loan spread. In an increasing interest rate environment, student loan spread on FFELP loans increases in the short term because of the timing of interest rate resets on the Company's assets occurring daily in contrast to the timing of the interest rate resets on the Company's debt that occurs either monthly or quarterly.

Variable loan spread decreased during the three and nine months ended September 30, 2023 compared to the same periods in 2022 due to a significant increase in short-term rates during each of the first three quarters of 2022 compared with the increase in rates for the same periods in 2023.
The difference between variable loan spread and core loan spread is fixed rate floor income earned on a portion of AGM's federally insured student loan portfolio. A summary of fixed rate floor income and its contribution to core loan spread follows:

	Three months ended			Nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Fixed rate floor income, gross	$450	456	7,585	2,016	54,870
Derivative settlements (a)	235	47	11,356	22,760	11,843
Fixed rate floor income, net	$685	503	18,941	24,776	66,713
Fixed rate floor income contribution to spread, net	0.02%	0.01%	0.49%	0.25%	0.55%
(a)    Derivative settlements consist of net settlements received related to the Company's derivatives used to hedge student loans earning fixed rate floor income.
The decrease in gross fixed rate floor income in 2023 compared with the 2022 was due to higher interest rates in 2023 compared with 2022.
The Company had a significant portfolio of derivative instruments in which the Company paid a fixed rate and received a floating rate to economically hedge loans earning fixed rate floor income. On March 15, 2023, to minimize the Company's exposure to market volatility, the Company terminated its entire derivative portfolio hedging loans earning fixed rate floor income (as discussed under "Derivative Settlements" included in this supplement).
The decrease in net derivative settlements received by the Company during the three months ended September 30, 2023, compared with the same period in 2022, was due to the termination of the fixed rate floor derivatives in March 2023. The increase in net derivative settlements received by the Company during the nine months ended September 30, 2023, compared with the same period in 2022, was due to an increase in settlements on the Company's derivatives outstanding during this period as a result of an increase in interest rates.
Fixed Rate Floor Income
The following table shows AGM’s federally insured student loan assets that were earning fixed rate floor income as of September 30, 2023.

Fixed interest rate range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance
8.0 - 8.99%	8.24%	5.60%	$209,696
> 9.0%	9.05%	6.41%	127,221
			$336,917
(a)    The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of September 30, 2023, the weighted average estimated variable conversion rate was 5.91% and the short-term interest rate was 541 basis points.
In June 2023, the Company entered into a derivative with a notional amount of $50.0 million and a maturity date in 2030 to hedge a portion of loans remaining that earn fixed rate floor income. Based on the terms of this derivative, the Company pays a weighted average fixed rate of 3.44% and receives payments based on SOFR that resets quarterly.